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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report (Form 10-K) of i2 Technologies, Inc. of our report dated January 18, 1999, with respect to the financial statements of i2 Technologies, Inc.

Our audits also included the financial statement schedule of i2 Technologies, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03703, 333-27009, 333-28147 and 333-53667) and on Form
S-3 (File Nos. 333-57531) of i2 Technologies, Inc. of our report dated January 18, 1999, with respect to the consolidated financial statements of i2 Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



Dallas, Texas
February 1, 1999